Exhibit 99.1

FOR IMMEDIATE RELEASE
February 11, 2026

FOR ADDITIONAL INFORMATION

Media                    Investors
media@nisource.com            investors@nisource.com

NiSource announces full-year 2025 results

•Achieved 2025 non-GAAP adjusted EPS above guidance range
•Exceeded 2025 non-GAAP FFO/Debt guidance range
•Reaffirming 2026 non-GAAP consolidated adjusted EPS guidance
•Reaffirming 2026-2033 consolidated non-GAAP adjusted EPS compound annual growth rate of 8%-9%

MERRILLVILLE, Ind. - NiSource Inc. (NYSE: NI) today announced, on a GAAP basis, net income available to common shareholders for the year ended December 31, 2025 of $929.5 million, or $1.95 of earnings per diluted share, compared to net income available to common shareholders of $739.7 million, or $1.62 of earnings per diluted share, for the year ended December 31, 2024.

NiSource also reported full-year 2025 non-GAAP adjusted net income available to common shareholders of $905.2 million, or $1.90 of adjusted EPS, compared to non-GAAP adjusted net income available to common shareholders of $798.6 million, or $1.75 of adjusted EPS, for the year ended December 31, 2024. Schedule 1 of this press release contains a complete reconciliation of GAAP measures to non-GAAP measures. **

NiSource is reaffirming its 2026 non‑GAAP consolidated adjusted EPS guidance of $2.02–$2.07. The company expects to invest approximately $28.0 billion from 2026–2030 under its consolidated capital plan, which includes utility system modernization initiatives and nearly $7.0 billion in strategic data center infrastructure investments. This consolidated investment plan is expected to support an anticipated compound annual growth rate (CAGR) with respect to non‑GAAP consolidated adjusted EPS of 8%-9% and consolidated rate base growth of 9%-11% from 2026 through 2033.

“We closed 2025 with significant momentum, delivering on our commitments and advancing a diversified portfolio that spans natural gas, electric, renewables, and a transformative data center project,” said NiSource President and CEO Lloyd Yates. “It’s been a strong year, highlighted by delivering a landmark data center agreement with Amazon and a novel solution that flows back more than $1 billion in savings to retail customers in a differentiated and impactful way. This approach ensures affordability remains top of mind as we continue driving disciplined O&M performance and leveraging technology to improve efficiency.”

“Our pipeline of opportunities remains robust, positioning us for continued growth. With major infrastructure investments underway and an innovative agreement in place, we’re building a resilient, future‑ready grid that supports economic development across our footprint. I want to thank our employees and partners for their dedication—together, we’re driving sustainable value for customers and shareholders.”

**Non-GAAP Disclosure Statement

This press release includes financial results and guidance for NiSource with respect to adjusted net income available to common shareholders, adjusted EPS, base plan adjusted EPS and consolidated adjusted EPS, which are non-GAAP financial measures as defined by the SEC. Commencing in 2026, the company will begin to present base plan adjusted EPS and consolidated adjusted EPS. As presented, guidance with respect to base plan adjusted EPS, including annual base plan adjusted EPS growth, excludes, in addition to the items historically excluded from adjusted EPS, the impact of data center operations and development activities relating to provision of electric service to current and future data center or other large load customers. The company provides guidance regarding base plan adjusted EPS because it expects that the earnings from its data center operations and development activities will experience a different growth profile compared to the base plan adjusted EPS growth. Providing guidance with respect to base plan adjusted EPS growth, together with guidance regarding consolidated adjusted EPS growth, will provide investors with the same information that management considers to evaluate the company’s ongoing business performance and provide greater transparency into the performance of different aspects of our business that are impacted by distinct trends and factors. Consolidated adjusted EPS represents base plan adjusted EPS together with adjusted EPS from our data center operations and development activities. The company includes these measures because management believes they permit investors to view the company’s performance using the same tools that management uses and to better evaluate the company’s ongoing business performance. With respect to guidance on adjusted EPS, base plan adjusted EPS and consolidated adjusted EPS, NiSource reminds investors that it does not provide a GAAP equivalent of its guidance on base plan adjusted EPS or consolidated adjusted EPS due to the impact of unpredictable factors such as fluctuations in weather, impact of asset sales and impairments and other unusual or infrequent items included in the comparable GAAP measures, which may be material. The company is not able to estimate the impact of such factors on the comparable GAAP measures and, as such, the company is not able to provide a reconciliation of its non-GAAP base plan adjusted EPS guidance or its non-GAAP consolidated adjusted EPS guidance to the comparable GAAP equivalents without unreasonable efforts.

Additional Information

Additional information for the year ended December 31, 2025, is available on the Investors section of www.nisource.com and includes segment and financial information and a presentation. The company alerts investors that it intends to use the Investors section of its website, www.nisource.com, and the company’s social media channels to disseminate important information about the company to its investors. Investors are advised to look at NiSource’s website and social media channels for future important information about the company.

About NiSource

NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.3 million natural gas customers and 500,000 electric customers across six states through its local Columbia Gas and NIPSCO brands. The mission of our approximately 7,700 employees is to deliver safe, reliable energy that drives value to our customers. NiSource is a member of the Dow Jones Sustainability - North America Index and is on Forbes lists of America’s Best Employers for Women and Diversity. Learn more about NiSource’s record of leadership in sustainability, investments in the communities it serves and how we live our vision to be an innovative and trusted energy partner at www.NiSource.com.

The content of our website is not incorporated by reference into this document or any other report or document NiSource files with the Securities and Exchange Commission (“SEC”).
NI-F
###

Forward-Looking Statements

This Press Release contains "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements in this press release include, but are not limited to, statements concerning our guidance on base and consolidated adjusted EPS, plans, strategies, objectives, expected performance, planned expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are not statements of historical fact. Expressions of future goals and expectations and similar expressions reflecting something other than historical fact, including "may," "will," "should," "could," "would," "aims," "seeks," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," "forecast," and "continue," are intended to identify forward-looking statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially. Investors and prospective investors should understand that many factors impact whether any forward-looking statement contained herein will or can be realized. Any one of those factors could cause actual results to differ materially from those projected.

Factors that could cause actual results to differ materially from those projected in any forward-looking statement discussed in this Press Release include, among other things: our ability to execute our business plan or growth strategy, including utility infrastructure investments, or business opportunities; our ability to manage data center growth in our service territories; potential incidents and other operating risks associated with our business; our ability to work successfully with our JV partners; our ability to construct, develop and place into service the generation or transmission assets we develop to support the customer under the data center contract (the "Contract Assets") and any future data center contracts on time or at all and consistent with initial cost estimates, as well as the performance of such assets once constructed and placed into service; our ability to obtain the significant additional financing required to construct the Contract Assets and any other generation or transmission assets we develop to support future data center contracts on favorable terms, if at all; our ability to recover our investments and realize our expected return under the data center contract and any future data center contracts that we enter into; our ability to maintain our investment grade credit ratings as we finance and pursue our data center strategy, including our performance under the data center contract and any future data center contracts that we enter into; our customers' performance under the data center contract and any future data center contracts; any decision by our customer or future customers to terminate the data center contract or future data center contracts or reduce the committed capacity thereunder; potential changes in the MISO accreditation treatment of capacity resources; our ability to adapt to, and manage costs related to, advances in technology, including alternative energy sources and changes in related laws and regulations; our increased dependency on technology; impacts related to our aging infrastructure; our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses; the success of our electric generation strategy; construction risks and supply risks; fluctuations in demand from residential and commercial customers; fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demand; our ability to attract, retain or re-skill a qualified workforce and maintain good labor relations; our ability to manage new initiatives and organizational changes; the performance and quality of third-party suppliers and service providers; our ability to manage the financial and operational risks related to achieving our carbon emission reduction goals, including our Net Zero Goal, including any future associated impact from business opportunities such as data center development as those opportunities evolve; potential cybersecurity attacks or security breaches; increased requirements and costs related to cybersecurity; the actions of activist stockholders; any damage to our reputation; the impacts of natural disasters, potential terrorist attacks or other catastrophic events; the physical impacts of climate change and the transition to a lower carbon future; our debt obligations; any changes to our credit ratings or the credit ratings of certain of our subsidiaries; adverse economic and capital market conditions, including increases in inflation or interest rates, recession, or changes in investor sentiment; economic regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; economic conditions in certain industries; the ability of customers and suppliers to fulfill their payment and contractual obligations; the ability of our subsidiaries to generate cash; pension funding obligations; potential impairments of goodwill; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; compliance with changes in, or new interpretations of applicable laws, regulations and tariffs; the cost of compliance with environmental laws and regulations and the costs of associated liabilities; changes in tax laws or the interpretation thereof; and other matters set forth in Item 1, "Business," Item 1A, "Risk Factors" and Part II, Item 7, "Management’s Discussion and Analysis of Financial Condition and Results of Operations," of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and matters set forth in our subsequent Quarterly Reports on Form 10-Q, some of which risks are beyond our control. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to expected results over time or otherwise, except as required by law.

Schedule 1 - Reconciliation of Consolidated Net Income Available to Common Shareholders to Adjusted Net Income Available to Common Shareholders (Non-GAAP) and Adjusted Earnings Per Share (Non-GAAP) (unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,

(in millions, except per share amounts)	2025	2024	2023	2025	2024	2023
GAAP Net Income Available to Common Shareholders	$257.8	$223.9	$225.6	$929.5	$739.7	$661.7
Adjustments to Operating Income:
Operating Revenues:
Weather - compared to normal(1)	(11.5)	9.8	13.4	(32.6)	60.4	60.6
Total adjustments to operating income	(11.5)	9.8	13.4	(32.6)	60.4	60.6
Income Taxes:
Tax effect of above items(2)	2.9	(2.5)	(3.3)	8.3	(15.5)	(15.8)
Preferred Dividends:
Preferred dividends redemption premium(3)	—	—	3.6	—	14.0	9.8
Total adjustments to net income	(8.6)	7.3	13.7	(24.3)	58.9	54.6
Adjusted Net Income Available to Common Shareholders (Non-GAAP)	$249.2	$231.2	$239.3	$905.2	$798.6	$716.3
Diluted Average Common Shares	479.7	469.9	449.3	474.5	456.0	447.9
GAAP Diluted Earnings Per Share(4)	$0.53	$0.47	$0.50	$1.95	$1.62	$1.48
Adjustments to diluted earnings per share	(0.02)	0.02	0.03	(0.05)	0.13	0.12
Adjusted Earnings Per Share (Non-GAAP)	$0.51	$0.49	$0.53	$1.90	$1.75	$1.60
(1)Represents the estimated impact of actual weather during the period compared to expected normal weather. Beginning in 2024, the adjustment for NIPSCO Operations excludes the impact of non-controlling interest.
(2)Represents income tax expense associated with adjustments to GAAP amounts calculated using the applicable statutory tax rates for legal entities.
(3)Represents the difference between the carrying value on the redemption date of the Series B Preferred Stock and the total amount of consideration paid to redeem.
(4)GAAP Diluted Earnings Per Share includes the effects of income allocated to participating securities. Please refer to Note 5, "Earnings Per Share," within the Company's Annual Report on Form 10-K for the period ended December 31, 2025.